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                                                                    EXHIBIT 23.1


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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference, in this Registration Statement on Form S-3 of U.S. Trust Corporation relating to the resale of up to 192,378 of its Common Shares, par value $1 per share, (and related Rights) (the "Registration Statement"), of our report dated January 18, 1996, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1995 and 1994 and, for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K of U.S. Trust Corporation for the year ended December 31, 1995. We also consent to the reference to our firm appearing under the caption "Experts" in the Prospectus constituting a part of this Registration Statement.




Coopers & Lybrand L.L.P.


New York, New York
November 22, 1996